UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2021

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on November 8, 2021, David Willets was appointed President and Chief Executive Officer of Icahn Enterprises L.P. (the “Icahn Enterprises”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) and Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), the general partner of Icahn Enterprises and Icahn Enterprises Holdings, and Ted Papapostolou was appointed as Chief Financial Officer of Icahn Enterprises, Icahn Enterprises Holdings, and Icahn Enterprises GP, succeeding Mr. Willetts in that role. On December 9, 2021, Icahn Enterprises entered into letter agreements with each of Mr. Willets and Mr. Papapostolou, as described below.

Pursuant to the letter agreement with Mr. Willets, during his term of employment, Mr. Willets will be paid a base salary at the rate of $1,000,000 per annum. Mr. Willets will be eligible to receive an annual discretionary cash bonus with a target amount of $1,550,000. Mr. Willets also received a grant as of December 9, 2021 of 69,498 deferred depositary units of Icahn Enterprises under the Icahn Enterprises 2017 Long-Term Incentive Plan (“LTIP”), determined by dividing $3,750,000 by the 180-day VWAP of depositary units ending on the trading day immediately prior to the grant date. The deferred depositary units will cliff vest and cease to be deferred units on December 9, 2024 (subject to the other terms and conditions set forth in the LTIP and award agreement entered into in connection with the grant of deferred depositary units).

In addition, if Mr. Willets’ employment is terminated by Icahn Enterprises without “cause” (as defined in the offer letter) at any time or in the event of his death or disability, he (or his estate in the event of death) will be entitled to a pro-rata cash bonus of the target bonus amount for the calendar year of the termination and a pro-rata portion of the grant of the deferred depositary units will become immediately vested and the remaining portion of the grant will be forfeited.

Pursuant to the letter agreement with Mr. Papapostolou, during his term of employment, Mr. Papapostolou will be paid a base salary at the rate of $550,000 per annum. Mr. Papapostolou will be eligible to receive an annual discretionary cash bonus with a target amount of $100,000. Mr. Papapostolou also received a grant of 30,579 deferred depositary units of Icahn Enterprises as of December 9, 2021 under the LTIP, determined by dividing $1,650,000 by the 180-day VWAP of depositary units ending on the trading day immediately prior to the grant date. The deferred depositary units will cliff vest and cease to be deferred units on December 9, 2024 (subject to the other terms and conditions set forth in the LTIP and award agreement entered into in connection with the grant of deferred depositary units).

In addition, in the event that Mr. Papapostolou’s employment is terminated by Icahn Enterprises without “cause” (as defined in the offer letter) at any time or in the event of his death or disability, he (or his estate in the case of death) will be entitled to a pro-rata cash bonus of the target bonus amount for the calendar year of the termination and a pro-rata portion of the grant of the deferred depositary units will become immediately vested and the remaining portion of the grant will be forfeited.

The foregoing description of the terms of the letter agreements between each of Mr. Willets and Mr. Papapostolou and Icahn Enterprises, and the terms of their awards of deferred depositary units, does not purport to be complete and is qualified in its entirety by reference to the letter agreements and the form of award agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 – Letter Agreement with David Willets, dated December 9, 2021

10.2 – Letter Agreement with Ted Papapostolou, dated December 9, 2021

10.3 – Form of Deferred Unit Agreement Pursuant to the Icahn Enterprises L.P. 2017 Long-Term Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Ted Papapostolou
Ted Papapostolou
Chief Financial Officer and Chief Accounting Officer

Date:   December 13, 2021

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Ted Papapostolou
Ted Papapostolou
Chief Financial Officer and Chief Accounting Officer

Date:   December 13, 2021

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